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                                                                   EXHIBIT 10.32

                            HOMESTAKE MINING COMPANY

                1998 OUTSIDE DIRECTORS' STOCK COMPENSATION PLAN

                       (effective as of January 1, 2000)

          The Plan was adopted by the Board on September 24, 1998, and will be submitted for approval by Homestake's stockholders at the next meeting of stockholders held after Board Approval. Contingent upon stockholder approval, the Plan is generally effective as of January 1, 1999, except as specified below in Article 8, relating to initial grants of Share Rights. Capitalized terms used herein shall have the meanings provided in Article 12.

               ARTICLE 1.  SHARE OWNERSHIP POLICY; PLAN PURPOSE.

          It is hereby declared to be the policy of Homestake that Outside Directors are expected to own Shares equal in value to three times the amount of the Annual Retainer. Outside Directors are expected to achieve that level of ownership within five years from the later of (i) the effective date of the Plan or (ii) the date of election as a Director.

          The purpose of the Plan is to facilitate compliance with this share ownership policy and to promote the interests of Homestake by attracting and retaining qualified individuals who are neither employees nor officers of Homestake or a subsidiary to serve as directors of Homestake. The Plan is intended to further align the interests of outside directors with the interests of stockholders of Homestake, thereby promoting long-term growth and performance of Homestake. The Plan is intended to supersede Article 7 of the Homestake Mining Company Stock Option and Share Rights Plan - 1996 and, on the date the Plan becomes effective, no further grants shall be made to Eligible Directors under that plan.

                           ARTICLE 2. ADMINISTRATION.

          The Plan shall be administered by the Board. The Board shall administer the Plan in accordance with the Plan and shall have all powers and discretion necessary or appropriate to administer the Plan, including but not limited to, the power to (a) interpret the Plan and (b) make all other decisions relating to the operation of the Plan. The Board may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Board's determinations under the Plan shall be final and binding on all persons. No member of the Board shall be liable for any action or decision made in good faith in connection with the exercise of the Board's duties under the Plan.

                    ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Shares issued pursuant to the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan shall not exceed 250,000. The limitations of this
Section 3.1 shall be subject to adjustment pursuant to Section 3.3.

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3.2  Available Shares.  If Restricted Shares or Share Rights are forfeited or terminate for any other reason before being exercised, then such Restricted Shares and Shares subject to such Share Rights shall again become available for Awards under the Plan. If cash is paid in lieu of the issuance of Shares, the number of Shares with respect to which such payment is made shall not again be available under the Plan.

3.3 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, rights offering, or any other change in the corporate structure or Shares of Homestake, the Board shall make such adjustment, if any, as it may deem appropriate in the number and kind of Shares authorized by the Plan, and in the number and value of Shares covered by Awards.

                     ARTICLE 4. PARTICIPATION IN THE PLAN.

          Only Eligible Directors are eligible to participate in the Plan.

                             ARTICLE 5. AGREEMENTS.

          All Awards shall be evidenced by an Agreement signed by the Eligible Directors and Homestake. Each Award shall be subject to the terms and conditions of the Plan and to such other terms and conditions as may be established by the Board.

                          ARTICLE 6. ANNUAL RETAINER.

6.1 Portion of Annual Retainer Payable in Shares. With respect to each Annual Service Period, each Eligible Director shall receive, in lieu of cash, unrestricted Shares having a Fair Market Value equal to 50% of his or her Annual Retainer. The number of Shares to be issued pursuant to Section 6.1 on each date that a part of the Annual Retainer is payable shall be determined by dividing 50% of the Annual Retainer that would otherwise have been paid in cash on each payment date (but for this Section 6.1) by the Fair Market Value of a Share on that date. The Shares shall be issued as soon as is reasonably possible after the dates on which the cash portion of the Annual Retainer is to be paid.

6.2 Election to Receive Additional Shares. Not later than ten Business Days prior to the first day of an Annual Service Period or, if later, the date on which an individual first becomes an Eligible Director, an Eligible Director may, by filing a written Annual Election with Homestake, direct Homestake to pay to such Eligible Director, in the form of unrestricted Shares, some or all of the cash portion of the Annual Retainer payable to such Eligible Director for the related Annual Service Period. Any Annual Election shall be effective for the entire Annual Service Period to which the Annual Election relates. The number of Shares to be issued pursuant to an Annual Election shall be determined by dividing the amount of the Annual Retainer that would otherwise have been paid in cash on each payment date (but for this Section 6.2) by the Fair Market Value of a Share on that date. Such Shares shall be issued as soon as is reasonably possible after the dates on which that portion of the Annual Retainer would have been paid in cash. If the Annual

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Retainer is increased during the Annual Service Period, Eligible Directors shall receive such increase in cash and not Shares, regardless of whether an Annual Election has been made.

6.3 Bonus Restricted Shares. Each Eligible Director who has made an Annual Election pursuant to Section 6.2, shall also receive one Restricted Share for each four Shares issued pursuant to Section 6.2. The Restricted Shares shall be subject to the provisions of Article 7.

6.4 Election to Defer. Not later than ten Business Days prior to the first day of an Annual Service Period or, if later, the date on which an individual first becomes an Eligible Director, an Eligible Director may elect to defer, in accordance with the Homestake Deferred Compensation Plan, receipt of Shares to be issued pursuant to Sections 6.1 and 6.2 during the Annual Service Period to which the election relates. To the extent that any Eligible Director elects to defer the receipt of Shares, such number of deferred stock units shall be credited to the Eligible Director's Deferred Compensation Plan account, and such Deferred Compensation Plan account shall be credited with all dividends and distributions payable with respect to the number of Shares equal to that number of deferred stock units.

                     ARTICLE 7. TERMS OF RESTRICTED SHARES.

7.1 Restrictions. The Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise specifically provided, prior to the lapse of the restrictions.

7.2 Issuance of Shares. Homestake shall issue Restricted Shares awarded hereunder as soon as practicable after the restrictions thereon shall lapse. Prior to the lapse of the restrictions thereon, the Restricted Shares shall not be deemed to be outstanding for any purpose.

7.3 Forfeiture. Restricted Shares shall be forfeited and shall be returned to Homestake and all rights of the Eligible Director to the Restricted Shares shall terminate without any payment of consideration by Homestake if the Eligible Director ceases to be a Director prior to the lapse of the restrictions.

7.4 Lapse of Restrictions. The restrictions shall lapse in accordance with this section.

               (a) Restrictions shall lapse with respect to the first 50% of the Restricted Shares comprising an Award of Restricted Shares to an Eligible Director on the first anniversary of the Grant Date.

               (b) Restrictions shall lapse with respect to an additional 25% of such Restricted Shares on the second anniversary of the Grant Date.

               (c) Restrictions shall lapse with respect to the final 25% of such Restricted Shares on the third anniversary of the Grant Date.

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               (d) In the event that an Eligible Director ceases to be a
     Director prior to the lapse of restrictions as described above within one year following a Change of Control, or by reason of death, disability, or retirement at mandatory retirement age for Directors, the restrictions on all Restricted Shares (and accrued dividends thereon) awarded to such Eligible Director shall lapse on the date the Eligible Director ceases to be an Director.

               (e) The Board shall have the authority to accelerate the time at which the restrictions will lapse or to remove any of such restrictions whenever it decides, in its sole discretion, that, by reason of changes in applicable law or other material changes in circumstances arising after the date of the Award, such action is in the best interests of Homestake and equitable to the Eligible Director.

7.5 Voting Rights. Prior to lapse of the restrictions on Restricted Shares, Eligible Directors shall not have any right to vote with respect to those Restricted Shares, unless otherwise provided in the Agreement.

7.6 Dividends. Prior to lapse of the restrictions, dividends and other distributions shall be credited to Restricted Shares, but not paid to Eligible Directors, unless otherwise provided in the Agreement. After lapse of the restrictions, Eligible Directors shall be entitled to receive all dividends and other distributions accrued since the Grant Date with respect to such Restricted Shares, unless otherwise provided in the Agreement.

7.7 Election to Defer. Not later than ten Business Days prior to the first day of an Annual Service Period, an Eligible Director may elect to defer, in accordance with the Homestake Deferred Compensation Plan, receipt of Restricted Shares to be issued pursuant to Sections 6.3, 7.2 and 7.4 during the Annual Service Period to which the election relates. To the extent that any Eligible Director elects to defer the receipt of Restricted Shares, such number of deferred stock units shall be credited to the Eligible Director's Deferred Compensation Plan account, and such Deferred Compensation Plan account shall be credited with all dividends and distributions payable with respect to the number of Shares equal to that number of deferred stock units.

                   ARTICLE 8. INITIAL GRANTS OF SHARE RIGHTS;
                         ANNUAL GRANTS OF SHARE RIGHTS

8.1 Initial Grant of Share Rights. Effective January 1, 1997, upon first being elected to the Board, each Eligible Director shall be granted Share Rights providing for the issuance of 2,000 Shares. For purposes of Section 8.4, the date of election to the Board shall be the Grant Date for Eligible Directors elected between January 1, 1997 and the effective date of the Plan.

8.2 Annual Grant of Share Rights. Effective January 1, 1999, on the first day of each Annual Service Period, each Eligible Director shall be granted Share Rights providing for the issuance of 1,000 Shares attributable to services performed during the preceding Annual Service Period. Annual Grants to Eligible Directors who were not Eligible Directors for the entire preceding Annual Service Period shall be prorated and rounded to the nearest whole Share based on the number of days actually served as an Eligible Director during such Annual Service Period.

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8.3  Forfeiture.  Share Rights shall be canceled if the Eligible Director ceases to be a Director before the lapse of the restrictions.

8.4 Lapse of Restrictions. The restrictions imposed on Share Rights shall lapse upon the earlier of: (i) the third anniversary of the Grant Date, (ii) the date the Eligible Director ceases to be a Director within one year following a Change of Control, or (iii) the date the Eligible Director ceases to be a Director by reason of death, disability, or retirement at mandatory retirement age for Directors.

8.5 Payment of Share Rights. If the restrictions imposed on an Eligible Director Share Right lapse, the Shares to which such Share Right relates shall be issued to the Eligible Director as soon as reasonably possible after the date the Eligible Director ceases to be a Director.

                 ARTICLE 9. PLAN TERM; AMENDMENT; TERMINATION.

9.1 Plan Term. The Plan shall be effective upon approval at the next meeting of stockholders held after Board Approval. Unless terminated sooner in accordance with Section 9.2, no Award may be granted after the earlier of (i) December 31, 2008, or (ii) the date on which all Shares (or Share Rights in respect thereof) available for issuance under the Plan have been issued or canceled pursuant to the exercise or surrender of Awards under the Plan.

9.2 Amendment or Termination. Except as hereafter provided, the Board may, at any time and for any reason, amend or terminate the Plan. The foregoing notwithstanding, any amendment of the Plan shall be subject to the approval of Homestake's stockholders to the extent required by applicable laws, regulations or rules, or to the extent any such amendment shall (i) increase the maximum number of Shares issuable under the Plan (except in accordance with Section 3.3), (ii) increase the benefits accruing to Eligible Directors, or (iii) modify the eligibility requirements for Awards. No Awards shall be granted under the Plan after the termination of the Plan. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

                        ARTICLE 10. REGULATORY APPROVAL,
                     REGISTRATION, AND INVESTMENT PURPOSE.

10.1 Regulatory Approval. The implementation of the Plan, the issuance of Restricted Shares and the granting of any Share Rights shall be subject to Homestake's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, and the Shares issued pursuant to it.

10.2 Registration. The Plan, the Shares subject thereto, and the Share Rights granted thereunder may, in the discretion of the Board, be registered under the Securities Act and under the securities laws of any state, province or country. Unless the Share Rights or the Shares shall have been registered under the Securities Act, each grant of Share Rights and each grant of Shares shall be for investment and not with a view to resale or distribution of such Shares

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contrary to any applicable securities laws. As a condition to the issuance of any Shares which are not registered under such Act, the Eligible Director and his or her legal representative, executor, administrator, heir or legatee, as the case may be, receiving such Shares shall deliver to Homestake a writing, in form and substance satisfactory to Homestake and its counsel, implementing such agreement.

                           ARTICLE 11. MISCELLANEOUS.

11.1 No Right to Continue as a Director. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Director of Homestake, an Affiliate or any other person. Homestake reserves the right to terminate the service of any Director in accordance with Homestake's Certificate of Incorporation, its Bylaws or applicable law.

11.2 Shareholders' Rights. Except as otherwise provided in an Agreement, an Eligible Director shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by an Award prior to the issuance of a stock certificate for such Shares and delivery thereof to such Director.

11.3  Rule 16b3.  Homestake intends that, with respect to persons subject to
Section 16 of the Exchange Act, this Plan and the issuance of Restricted Shares, Share Rights and Shares issued on account of Share Rights will qualify under Rule 16b3 promulgated thereunder. So long as Homestake has any class of equity securities registered under the Exchange Act, to the extent required to avoid application of Section 16(b) of the Exchange Act to an acquisition of Shares, any equity security, as defined in the Exchange Act or the rules and regulations thereunder, granted pursuant to the Plan, must be held for six months from the Grant Date, and in the case of any derivative security (as defined in the rules and regulations promulgated under Section 16) offered pursuant to the Plan, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, except in the event of the death or disability of the holder thereof. If any provision of the Plan or an Agreement requires modification to comply with the requirements of Section 16 and the rules thereunder, the Board may waive, amend or modify the Plan or the Agreement accordingly. To the extent that any provision of this Plan or action by the Board fails to comply with the Section 16 rules, it shall be null and void to the extent permitted by law and deemed advisable by the Board.

11.4 Transferability. Restricted Shares and rights to dividends thereon (prior to lapse of restrictions thereon) and Share Rights granted under the Plan shall not be transferable other than by will or the laws of descent or distribution; provided, however, to the extent permitted by Rule 16b3 or any successor rule, an Agreement with respect to Restricted Shares and Share Rights may permit transfers, (i) in connection with an Eligible Director's estate plan, to (a) an Eligible Director's family members, (b) a trust for the benefit of the Eligible Director or the Eligible Director's family members, or (c) other members of the Eligible Director's household, or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

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11.5  Governing Law.  The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

11.6 Payment of Taxes. Homestake shall have the right to require, prior to the issuance or delivery of any Shares or dividends thereon, payment by an Eligible Director of any taxes required by law with respect to the issuance or delivery of such Shares or dividends. With respect to tax withholding required upon the grant of Shares, upon the lapse of restrictions on Restricted Shares, or upon any other taxable event arising out of or as a result of any grant or Award made hereunder, Eligible Directors may elect to satisfy the withholding requirement, in whole or in part, by tendering previouslyowned Shares or by having Homestake withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Eligible Director.

11.7 Costs. Homestake shall bear all expenses incurred in administering the Plan, including expenses related to the award and issuance of Shares, Restricted Shares and Share Rights.

11.8 Fractional Shares. In all instances, cash shall be paid in lieu of fractional Shares in an amount equal to the Fair Market Value of the fractional Shares on the date the fractional Shares would otherwise be payable.

                            ARTICLE 12. DEFINITIONS.

12.1 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following meanings:

          "Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

          "Annual Election" means an irrevocable election made in accordance with Section 6.2.

          "Annual Retainer" means the annual retainer to be paid by Homestake to an Eligible Director with respect to an Annual Service Period, at the rates determined by the Board in advance of such period.

          "Annual Service Period" means an annual period determined by the Board, which annual period shall be January 1 through December 31 or such other annual period as may be designated from time to time by the Board of Directors.

          "Award" means any award of Shares, Restricted Shares or Share Rights under the Plan.

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          "Board" means Homestake's Board of Directors, as constituted from time to time.

          "Change of Control" means the occurrence of any of the following events:

          (i) Homestake or any of its Subsidiaries is a party to a consolidation or merger or other combination, or there is an acquisition by Homestake or any of its Subsidiaries of another corporation or entity or its assets, or there is any other corporate reorganization or acquisition transaction in which Homestake or any of its Subsidiaries is a participant, under the terms of which capital stock having less than 62.5% of the voting power in election of directors in Homestake or the resulting or surviving publicly held corporation or entity (if not Homestake) is held by the Stockholders of Homestake immediately preceding such event;

          (ii) At least 75% in fair market value of Homestake's assets are sold; or

          (iii) Capital stock having at least 25% in voting power in election of directors of Homestake is acquired by any one person or "group," as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Director" means a member of the Board.

          "Eligible Director" means a Director who is not an employee of Homestake or any of its subsidiaries or affiliates. Directors emeritus shall not be eligible to participate.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means the fair market value of Shares, determined by the Board, in its sole discretion.

          "Grant Date" means, with respect to an Award, the date that the Award is deemed granted under the Plan. Within a reasonable time thereafter, Homestake will execute and deliver an Agreement to the Eligible Director.

          "Homestake" means Homestake Mining Company, a Delaware corporation.

          "Plan" means this Homestake Mining Company 1998 Outside Directors' Stock Compensation Plan, as it may be amended from time to time.

          "Restricted Share" means a Share which is subject to the restrictions set forth in Section 7.

          "Securities Act" means the Securities Act of 1933, as amended.

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          "Share" means one share of the common stock of Homestake.

          "Share Right" means the right to acquire a Share for no consideration.

12.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in an Agreement.

          IN WITNESS WHEREOF, HOMESTAKE MINING COMPANY has executed this Plan as of December 1, 1998.

                                  HOMESTAKE MINING COMPANY
                                  By: /s/ Wayne Kirk


                                  Wayne Kirk
                                  Vice President, General Counsel and Secretary

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